UNITED STATES

SECURITIES AND EXCHANGE COMMISION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 18 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2010

MAXRAY OPTICAL TECHNOLOGY CO. LTD.

(Exact name of small business issuer as specified in its charter)

                       Delaware                                         333-147225                                         N/A

          (State or other Jurisdiction                  (Commission File Number)           (IRS Employer Identification

of incorporation)                                                                                           Number)

5618 Tenth Line West, Unit 9

Mississauga, Ontario, CANADA L5M 7L9

 (Address of principal executive offices, including zip code)

(905) 824-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.1  Other Events

On October 22, 2010, Maxray Optical Technology Co. Ltd. (“Maxray”) formerly Amber Optoelectronics Inc., negotiated a settlement with Visionary Investment Group Inc. (“Visionary”) whereby Visionary has agreed to accept 3,000,000 common shares of Maxray as settlement in full regarding $198,000, plus accumulated interest and costs, owed to Visionary, resulting from a contractual obligations entered into on January 9, 2007, June 9, 2007.

On October 22, 2010, Maxray also negotiated an additional debt settlement owed to Visionary, resulting from a contractual obligations entered into on June 7, 2010 whereby Visionary has agreed to accept 500,000 restricted common shares as settlement in full regarding $15,000, plus costs, owed to Visionary. A copy of the complete Settlement Agreement is attached hereto.

EXHIBIT INDEX

The following exhibits are furnished pursuant to items 8.01 (Other Events)

Exhibit Number	Description
10.1	Settlement Agreement Re: Visionary Investment Group Inc.

Exhibit 10.1

Visionary Investment Group Inc.

333 Prinyers Cove Cres.

Picton, Ontario

Canada  K0K 2T0

Attn:   Lawrence Lilly

          President

Re:  Settlement of Outstanding Invoices

Dear Sir:

Visionary Investment Group Inc. (“Visionary”) entered into a 12 month agreement with Amber Optoelectronics Inc. (“Amber”), dated January 9, 2007, in the principal amount of US$36,000. The agreement was nullified after six months leaving an outstanding balance owing to Visionary of US$18,000. The agreement was amended and extended on June 9, 2007 for a period of 36 months at US$5000 per month for an additional US$180,000. The total amount accrued over the above periods is US$198,000 due and payable by Maxray to Visionary.

Amber changed its name to Maxray Optical Technology Co. Ltd. (“Maxray”) on September 1, 2009.

In order to enable Maxray to resolve the amount owing, Maxray is agreeable to convert the total amount owing of US$198,000 plus any accumulated interest and costs, by issuing Three Million (3,000,000) shares of Maxray common stock as final satisfaction of the monetary balance owed to Visionary.

Pursuant to the expiration date of the June 9, 2009 agreement, Maxray extended the agreement an additional ninety days, commencing on June 7, 2010, leaving a further outstanding balance of US$15,000.00.

The following, if accepted by you, shall constitute our complete and final proposal for the resolution and settlement of this matter; whereby you agree to waive all claims for payment or otherwise that you may have against Maxray, arising out of the debt, and accept full settlement of the issues therein.

For valuable consideration received by the parties, we agree as follows:

1.

Maxray shall immediately issue and deliver an aggregate of Three Million (3,000,000) shares of its common stock, $0.001 par value (the “Settling Shares”)

2.

Such Settling Shares are to be issued free and clear of any restrictions or encumbrances. Maxray acknowledges that the originating agreement dates of the incurring debt of US$198,000 were January 9, 2007 and June 9, 2007.

3.

Maxray further agrees to issue to Visionary an additional Five Hundred Thousand (500,000) restricted common shares as payment in full for the final outstanding amount of US$15,000.00 due and payable September 7, 2010.

4.

The execution of this Agreement by you shall be sufficient written consent as to the cancellation of the entire debt.

5.

This Agreement shall be interpreted under the laws of the State of Delaware.

6.

This Agreement represents the entire agreement between the parties and supersedes all prior agreements, promises, understandings, letters of intent, covenants, arrangements, communications, representations of warranties, whether oral or of written by any party hereto or any related or unrelated party;

7.

As used herein the term “the parties” shall include their respective successors in interest, licensees or assigns;

8.

Each person who signs this Agreement on behalf of a corporation or other legal entity represents and warrants that he/she has full and complete authority to execute this Agreement on behalf of such entity; further, such person acknowledges that this Agreement and the terms contained herein have been approved by such entity’s governing authority. Each party shall bear the fees and expenses of their own counsel and any out-of-pocket costs in connection with this Agreement. The Company shall bear the cost of the Settling Shares, including any applicable legal or transfer fees.

9.

This Agreement may be executed in one or more counterparts, which together shall be deemed one instrument.

Please indicate your acceptance of the above by signing and returning a copy of this Agreement.

Very truly yours,

/S/

John Campana, CEO

Accepted and agreed this 22nd day of October 22, 2010

By: Visionary Investment Group Inc.

/S/

Lawrence Lilly

Authorized to bind the Corporation

______________________________________________________________________________________

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2010                                  Maxray Optical Technology Co. Ltd.

                                                                                                 /S/

                                                                               _______________________

                                                                               John Campana, President